UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2012 (August 29, 2012)

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Vanderbilt Avenue, Suite 403
New York, New York  10017
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events.

As previously disclosed by New York Mortgage Trust, Inc. (the “Company”) in the Company’s Current Report on Form 8-K filed on August 21, 2012, pursuant to an underwriting agreement (the “Underwriting Agreement”), dated August 16, 2012, by and between the Company and Deutsche Bank Securities Inc., as representative of the underwriters named therein (the “Underwriters”), the Company granted the Underwriters a 30-day option (the “Option”) to purchase up to an additional 1,500,000 shares (the “Option Shares”) of common stock at a price of $6.51 per share.  On August 29, 2012, the Underwriters exercised the Option in full.  The issuance of the Option Shares, which is subject to customary closing conditions, is expected to close on September 4, 2012 and will result in total net proceeds of $9,765,000 before offering expenses payable by us.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: August 29, 2012	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer